UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Between October 30 and November 5, 2009, the Company entered into bridge financing arrangements totaling $380,000 (the “Bridge Loans”) with four lenders (the “Lenders”) as detailed in the table below.  The Bridge Loans are unsecured, mature on February 1, 2009, and bear interest at 20% per annum with interest payments due when the principal amounts are repaid.  The Company issued 380,000 warrants to purchase common shares of the Company to the Lenders.  Each of the warrants has a five-year term and an exercise price of $0.25 per common share.

Lender	Relationship to the Company	Bridge Loan Amount	Date of Loan	Warrants Issued to Lender
Grad Wurn LLC	None	$180,000	November 1, 2009	180,000

Michael S. Barish	Director, greater than 5% beneficial ower	$100,000	November 4, 2009	100,000

Jervis B. Perkins	Chief Executive Officer, director, and greater than 10% beneficial owner	$50,000	October 30, 2009	50,000

J. Michael Wolfe	Employee and greater than 10% beneficial owner	$50,000	November 5, 2009	50,000

The Bridge Loan in the principal amount of $180,000 from Grad Wurn LLC is guaranteed by Jack J. Walker, the Company’s Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Date: November 5, 2009	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer